Exhibit 99.2

ASSET PURCHASE AGREEMENT

BY AND AMONG

MESA LABORATORIES, INC.,

BGI, INCORPORATED,

BGI INSTRUMENTS, INC.,

AND

THE SHAREHOLDERS OF

BGI, INCORPORATED AND BGI INSTRUMENTS, INC.

APRIL 15, 2014

Exhibits

Disclosure Schedule

Exhibit A - Financial Statements

Exhibit B - Bill of Sale

Exhibit C - Assignment and Assumption Agreement

Exhibit D-1 – Intellectual Property Assignment Agreement

Exhibit D-2 – Patent Assignment

Exhibit D-3 – Trademark Assignment

Exhibit E – Noncompetition, Nondisclosure and Nonsolicitation Agreement of the Shareholders

Exhibit F – Lease

i

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is dated as of April 15, 2014 by and among Mesa Laboratories, Inc., a Colorado corporation (“Mesa”) on the one hand and BGI, Incorporated and BGI Instruments, Inc., both Massachusetts corporations, on the other (collectively “BGI”). Robert Gussman and Gertrude Gussman (the “Shareholders”), who own all of the common stock of BGI, shall be a party to this Agreement with respect to the representations and warranties, and indemnification obligations in Article IV, Sections 5.4, 5.5 and 5.6. Mesa, BGI and the Shareholders are referred to herein collectively as the “Parties” and each individually as a “Party.”

WITNESSETH:

WHEREAS, BGI is engaged in the business of conducting research and development, manufacturing, selling, and servicing devices for gas flow calibration and environmental sampling (collectively, the “Business”); and

WHEREAS, BGI desires to sell, assign, transfer, convey and deliver to Mesa, and Mesa desires to purchase and acquire from BGI, all of the assets used or held for use in connection with, necessary for or relating to the Business, and Mesa has agreed to assume the Assumed Liabilities in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and, without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, or (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall mean this Asset Purchase Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of Mesa or BGI that is not already generally available to the public.

“Disclosure Schedule” means the Disclosure Schedule attached to this Agreement and incorporated by reference herein and made a part hereof.

“Encumbrance” means a lien or claim on an asset or property that is binding on the property and that adversely affects the title thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Financial Statements” shall mean BGI’s unaudited consolidated balance sheets, statements of operations, and changes in stockholders equity as of and for the fiscal years ended June 30, 2011, 2012, and 2013, plus any completed quarters and months of the current fiscal year.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” means any government or political subdivision, whether federal, foreign, state or local, or any agency or authority of any such government or political subdivision, or any federal, state, local or foreign court.

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets.

“Knowledge” shall mean, in the case of an individual, the actual knowledge of such individual. In the case of BGI, it shall mean the actual knowledge of Robert Gussman or Michael Meyer.

“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Liability” or “Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, of which BGI had Knowledge on the Closing Date, whether or not of a kind required by GAAP to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings.

“Material Adverse Effect” shall mean any event or condition of any character which has had or that will have an adverse effect of $25,000 or more on the condition (financial or otherwise), results of operations, assets, Liabilities, properties, or business of Mesa or BGI, as applicable, other than any event or condition to the extent arising from or relating primarily to (i) actions taken pursuant to the obligations of the parties expressly set forth in this Agreement, (ii) the industry in which the Business operates generally (and which is not specific to the Business and which does not affect the Business disproportionately as compared to other companies that compete with the Business), or (iii) any change in Law, rule or regulation applicable to either Mesa or BGI.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice of BGI.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms, Manner and Timing of Purchase

2.1 Purchase and Sale of Purchased Assets. In accordance with the provisions of this Agreement and except for the Excluded Assets as set forth in Section 2.2, at the Closing, BGI will sell, convey, assign, transfer and deliver to Mesa, and Mesa will purchase and acquire from BGI, free and clear of all Encumbrances, all right, title and interest of BGI in and to all of the properties and assets of every kind and description, whether real, personal or mixed, tangible or intangible, and wherever located, used or held for use in connection with, necessary for or relating to the Business (collectively, the “Purchased Assets”), including the following:

(a) all inventories used or held for use in connection with, or relating to, the Business, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used in the production of finished goods, in all cases usable in the production of current, non-obsolete products of the Business (“Inventory”);

(b) all rights, including Intellectual Property rights, in and to products sold or leased in connection with, or related to, the Business and all Intellectual Property owned, created, acquired, licensed or used by BGI that is used in connection with or related to the Business at any time prior to and through the Closing Date and all other intangible rights, including all goodwill associated with the Business or the Purchased Assets, including the Intellectual Property set forth on Section 2.1(b) of the Disclosure Schedule;

(c) all rights, including Intellectual Property rights, in and to products under research and development in connection with the Business prior to the Closing;

(d) all contracts and all rights thereto (including all outstanding offers or solicitations made by or to BGI to enter into any such contract), and any purchase orders, to the extent used in the Business, as listed in Section 4.12(a) of the Disclosure Schedule (collectively, the “Included Contracts”);

(e) all machinery, equipment, furniture, furnishings, computer hardware and software, materials, vehicles, tools, dies, molds and other items of tangible personal property of every kind and wherever located, used or held for use in connection with or related to the Business and the full benefit of all express or implied warranties by the manufacturers or sellers or lessors of any item or component part thereof to the extent such warranties (i) are not required by BGI to fulfill its obligations under this Agreement, (ii) are not related to the Excluded Assets or Excluded Liabilities, and (iii) are assignable;

(f) all Governmental Authorizations and all pending applications therefore or renewals thereof, in each case relating to the Business and to the extent transferable to Mesa;

(g) all books, records, files, studies, manuals, reports and other materials (in any form or medium) related to the Business, including all advertising materials, catalogues, price lists, mailing lists, distribution lists, client and customer lists, referral sources, supplier and vendor lists, purchase orders, sales and purchase invoices, correspondence, production data, sales and promotional materials and records, purchasing materials and records, research and development files, records, data and laboratory books, Intellectual Property disclosures, manufacturing and quality control records and procedures, service and warranty records, equipment logs, operating guides and manuals, drawings, product specifications, engineering specifications, blueprints, copies of all financial and accounting records, copies of Litigation files in BGI’s physical possession, personnel and employee benefits records related to employees of BGI engaged in the Business to the extent transferable under applicable Law, and copies of all other personnel records to the extent BGI is legally permitted to provide copies of such records to Mesa; in each case, to the extent relating to the Business;

(h) all claims, rights, credits, causes of actions, defenses and rights of set-off against third parties relating to or arising from the Business or any of the other Purchased Assets or Assumed Liabilities, in each case, whether accruing before or after the Closing, and including all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which BGI may be entitled in connection with or relating to the Business or any of the other Purchased Assets or Assumed Liabilities, except as may be retained by BGI pursuant to the terms hereof and except for any claims BGI may have against its shareholders, officers or directors; and

(i) all rights relating to deposits and prepaid expenses received by BGI, advance billings received by BGI with respect to Included Contracts that are not yet completed, claims by BGI for refunds and rights of offset, in each case in connection with or relating to the Business, including those set forth on Section 2.1(i) of the Disclosure Schedule.

Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement does not include the assumption of any Liability related to the Purchased Assets unless such Liability is an Assumed Liability pursuant to Section 2.3.

2.2 Excluded Assets. Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Agreement, the following assets of BGI (collectively, the “Excluded Assets”) are excluded from the Purchased Assets, and are to be retained by BGI as of the Closing:

(a) all cash or cash equivalents of the Business;

(b) any bank or brokerage accounts of BGI and its subsidiaries;

(c) all accounts receivable of the Business;

(d) original copies of all financial and accounting records, minute books, non-classified records, stock ledgers and Tax records of BGI and its subsidiaries, and any other materials that BGI or its subsidiaries are required by Law to retain;

(e) the shares of the capital stock of BGI and its subsidiaries;

(f) all certificates for insurance, binders for insurance policies and insurance, and claims and rights thereunder and proceeds thereof, to the extent not transferable or assignable ;

(g) all claims for refund of Taxes and other governmental charges of whatever nature arising out of BGI’s operation of the Business or ownership of the Purchased Assets prior to the Closing;

(h) all Governmental Authorizations and all pending applications therefore or renewals thereof, to the extent not transferable or assignable;

(i) all claims, rights, credits, causes of actions, defenses and rights of set-off against third parties relating to or arising from the Excluded Liabilities, whether accruing before or after the Closing, and including all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which BGI may be entitled in connection with or relating to the Excluded Assets or the Excluded Liabilities;

(j) personal effects of the Shareholders or BGI employees as listed on Section 2.2(j) of the Disclosure Schedule and in the event that any BGI employees have personal property which is not so listed which is inadvertently included in the Purchased Assets, after the Closing Mesa shall replace any such personal property at a cost not to exceed Five Thousand Dollars ($5,000) in the aggregate; and

(k) all rights of BGI under this Agreement and any other documents, instruments or certificates executed in connection with the transactions contemplated by this Agreement.

2.3 Assumed Liabilities. In accordance with the provisions of this Agreement, at the Closing, Mesa will assume and pay, perform and discharge when due the following Liabilities of BGI (collectively, the “Assumed Liabilities”):

(a) all Liabilities arising after the Closing and related to the employment of the Hired Employees after the Closing;

(b) all accrued vacation and/or sick time benefits for the Hired Employees as of the Closing;

(c) all Liabilities of BGI under the Included Contracts;

(d) all Liabilities arising out of or relating to product warranty of any tangible or intangible products or services sold by BGI prior to the Closing;

(e) those Liabilities described in Section 2.3(e) of the Disclosure Schedule;

(f) all Liabilities of any nature whatsoever arising out of or in connection with the ownership or use of the Purchased Assets after the Closing;

(g) all trade payables of the Business arising in the ordinary course of business arising from contracts entered into by Mesa after the Closing;

(h) all Liabilities of BGI to be paid or performed from and after the Closing under or relating to the Purchased Assets; and

(i) all other liabilities of BGI related to periods prior to Closing of any nature whatsoever but not specifically identified in this Section 2.3 or elsewhere in this Agreement; provided, however, Mesa’s obligation to assume such other Liabilities shall not exceed a total cost of One Hundred Thousand Dollars ($100,000), in the aggregate.

2.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement or any other writing to the contrary, and regardless of any information disclosed to Mesa or any of its Affiliates or representatives, Mesa does not assume and has no responsibility for any Liabilities of BGI (the “Excluded Liabilities”) other than the Assumed Liabilities specifically listed in Section 2.3. Without limiting the preceding sentence, the following is a non-exhaustive list of Excluded Liabilities that Mesa does not assume and that BGI will remain bound by and liable for, and will pay, perform and discharge when due:

(a) all Liabilities related to the employment of the Hired Employees prior to the Closing;

(b) all Liabilities arising out of or relating to any Excluded Asset;

(c) all Liabilities under any contract that is not an Included Contract, including any Liability arising out of or relating to any BGI credit facilities or any security interest related thereto;

(d) all Liabilities arising out of or relating to institutional indebtedness incurred by BGI;

(e) all Liabilities for Taxes arising as a result of the operation of the Business or ownership of the Purchased Assets prior to the Closing, including any Taxes that arise as a result of the sale of the Purchased Assets pursuant to this Agreement and any deferred Taxes of any nature;

(f) all Liabilities arising from or under any Environmental Law or occupational safety and health Law arising out of or relating to the operation of the Business prior to the Closing or the leasing, ownership or operation of real property by BGI prior to the Closing;

(g) all Liabilities relating to any negotiations, agreements or other transactions, if any, by BGI with any third party that relate to the acquisition of BGI or any of its assets or Business or any termination of related negotiations or arrangements; and

(h) all professional, financial advisory, broker, finder or other fees of any kind incurred by BGI in connection with the transaction described herein, so long as the diligence and other requests made by Mesa in connection therewith are of a reasonable and necessary nature.

2.5 Consideration;

(a) The total consideration for the Purchased Assets consists of the sum of the following (the “Purchase Price”):

(i) a sum, paid at Closing, of Nine Million Dollars ($9,000,000) plus eighty percent (80%) of BGI’s actual cost of the Inventory (the “Closing Payment”);

(ii) the assumption of the Assumed Liabilities; and

(iii) a future payment of twenty percent (20%) of BGI’s actual cost of the Inventory, which shall be payable to BGI within sixty (60) days following the Closing Date.

(b) BGI shall conduct a physical inventory of the Inventory immediately after the Closing Date and will also determine the cost for the Inventory at such time. Mesa shall have the right to observe and participate in such physical inventory. The Inventory count and the cost of the Inventory will be completed no later than sixty (60) days following the Closing Date. The amount payable for the cost of the Inventory at the Closing shall be a good faith estimate of the parties.

(c) All payments of cash pursuant to this Section 2.5 shall be made in immediately available funds by wire transfer to an account or accounts specified by BGI at least two (2) business days prior to the date such payments are to be made.

2.6 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on April 15, 2014, or at such other date and time as may be mutually agreed upon by the parties (the “Closing Date”). The Closing shall be held at a location as may be mutually agreed upon by the Parties.

2.7 Prorations of Expenses. On the Closing Date, or as promptly as practicable following the Closing Date, the personal property Taxes, real estate Taxes, lease and rental payments including but not limited to facility rental payments, water, gas, electricity, telephone, cellular phones and other utilities, local business or other license fees or Taxes, insurance premiums (to the extent such insurance policies are assigned), prepaid expenses and other similar periodic charges payable with respect to the Purchased Assets or the Business shall be prorated between Mesa and BGI effective as of the Closing Date.

2.8 Allocation. The purchase price shall be allocated between the two entities comprising BGI, and among the Purchased Assets, as agreed by the parties as of the Closing, it being understood that the allocation of the purchase price between the two entities comprising BGI will be based upon the ratio of revenue billed to customers for each entity.

ARTICLE III

Representations and Warranties of Mesa

In order to induce BGI to enter into this Agreement and to consummate the transactions contemplated hereby, Mesa makes the representations and warranties set forth below to BGI:

3.1 Organization. Mesa is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado. Mesa is duly qualified to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on Mesa.

3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by Mesa and all other agreements to be executed, delivered and performed by Mesa pursuant to this Agreement and the consummation by Mesa of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Mesa. This Agreement has been duly authorized, executed and delivered by Mesa, and constitutes the legal, valid and binding obligation of Mesa, assuming the due authorization, execution and delivery of this Agreement by BGI and the Shareholders, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by Mesa, and the consummation by Mesa of the transactions contemplated hereby: (a) to the Knowledge of Mesa, do not violate or conflict with any provision of Law or regulation; (b) do not violate or conflict with any writ, order or decree of any court or governmental or regulatory authority, or any provision of Mesa’s Articles of Incorporation or Bylaws; and (c) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of, any lien, charge or Encumbrance upon any property or assets of Mesa pursuant to any instrument or agreement to which Mesa is a party or by which Mesa or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

3.4 Consents of Governmental Authorities and Others. Other than in connection with the provisions of the Colorado Business Corporation Act, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by Mesa in connection with the execution, delivery or performance of this Agreement by Mesa or the consummation by Mesa of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by Mesa.

3.5 No Brokers. Neither Mesa nor any of its officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation of Mesa to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

3.6 Section Intentionally Left Blank

3.7 Disclosure. To the Knowledge of Mesa, no representation or warranty of Mesa contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of Mesa to BGI pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide BGI with full and proper information as to the business, financial condition, assets, liabilities, or results of operations of Mesa.

3.8 No Additional Representations. Mesa does not make any representations or warranties relating to Mesa’s business in connection with the contemplated transactions other than those expressly set forth in this Agreement. Without limiting the generality of the foregoing, BGI hereby acknowledges that, except as otherwise specifically provided in this Agreement, neither Mesa, nor any of its officers, employees, or agents, has made any warranty regarding Mesa’s business, including, but not limited to, any warranty of future business performance, and BGI hereby disclaims all express or implied warranties related to Mesa’s business.

ARTICLE IV

Representations and Warranties of BGI and the Shareholders

In order to induce Mesa to enter into this Agreement and to consummate the transactions contemplated hereby, BGI and the Shareholders jointly and severally make the representations and warranties set forth below to Mesa:

4.1 Organization. BGI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Massachusetts. BGI is duly qualified to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on BGI.

4.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by BGI and all other agreements to be executed, delivered and performed by BGI pursuant to this Agreement and the consummation by BGI of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of BGI. This Agreement has been duly authorized, executed and delivered by BGI, and constitutes the legal, valid and binding obligation of BGI, assuming the due authorization, execution and delivery of this Agreement by Mesa, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by BGI, and the consummation by BGI of the transactions contemplated hereby: (a) to the Knowledge of BGI, do not violate or conflict with any provision of Law or regulation; (b) do not violate or conflict with any writ, order or decree of any court or governmental or regulatory authority, or any provision of BGI’s Articles of Incorporation or Bylaws; and (c) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of, any lien, charge or Encumbrance upon any property or assets of BGI pursuant to any instrument or agreement to which BGI is a party or by which BGI or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

4.4 Permits. Section 4.4 of the Disclosure Schedule sets forth a complete list of all material permits held by BGI, and all such permits are transferrable to Mesa at no cost, except as set forth in Section 4.4 of the Disclosure Schedule. BGI holds all material permits necessary to conduct the Business as conducted on the date hereof and BGI has complied, in all material respects, with the terms and conditions of such permits.

4.5 Title to Purchased Assets. BGI owns good and transferable title to, or a valid transferable leasehold interest in, the Purchased Assets, free and clear of any Encumbrances.

4.6 Litigation. BGI is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and there is no pending or, to BGI’s Knowledge, threatened action, suit, proceeding, audit, arbitration, legal proceeding, enforcement proceeding, hearing, investigation, inquiry or review against BGI in or before any Governmental Authority.

4.7 Employees. BGI is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. BGI is not subject to any charge, demand petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization, nor is there any pending or, to BGI’s Knowledge, threatened labor strike, dispute, walkout, work stoppage, slow down or lockout involving BGI. BGI has not violated the WARN Act.

Section 4.7 of the Disclosure Schedule sets forth a correct and complete list, including the name, position, and accrued vacation, of each of the employees of BGI. Except as set forth on Section 4.7 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any employee, officer or director of BGI to any change in control payments, severance payments, bonus, retirement allowance or benefit or any other type of payment due to any agreement between BGI and any such employee, officer or director of BGI.

4.8 Environmental Matters. Except as disclosed on Section 4.8 of the Disclosure Schedule, BGI has received no written notice to the effect that any real property used by BGI presently or in the past has been used by BGI to manufacture, treat, store, or dispose of any hazardous substance. BGI has not received any written notice that it is other than in compliance in all material respects with all applicable Laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to BGI or its business as a result of any hazardous substance utilized by BGI in its business or otherwise placed by BGI at any of the facilities owned, leased or operated by BGI, or in which BGI has a contractual interest. BGI has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by BGI with any Environmental Laws, and there is no Litigation pending or, to BGI’s Knowledge, threatened against BGI with respect to any violation or alleged violation of the Environmental Laws and there is no reasonable basis for the institution of any such Litigation.

4.9 Financial Statements. Attached hereto as Exhibit A are BGI’s Financial Statements. The Financial Statements (a) have been prepared in accordance with the books of account and records of BGI; (b) fairly present, and are true, correct and complete statements in all material respects of, BGI’s financial condition, value of assets and liabilities, and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared utilizing consistently applied accounting principles which, overall, fairly reflect the results of operations of BGI; provided, however, that BGI does not maintain a perpetual inventory system or conduct physical inventories and does not record an allowance for doubtful accounts, liabilities for possible product warranty claims or liabilities for uncompensated absences. BGI’s Financial Statements are not in accordance with GAAP and, if such Financial Statements were in accordance with GAAP, the balance sheet and results of operations would differ from the Financial Statements.

4.10 Intellectual Property.

(a) Section 4.10(a) of the Disclosure Schedule contains a true and correct statement of all of the registered Intellectual Property owned by BGI. BGI has taken all necessary and commercially reasonable action and paid all fees and costs necessary to maintain the validity of any patent and Trademark registration.

(b) To BGI’s Knowledge, BGI has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that BGI must license or refrain from using any intellectual property rights of any third party). To BGI’s Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of BGI’s Intellectual Property rights.

(c) Except as set forth on Section 4.10(c) of the Disclosure Schedule, BGI has not granted any license, agreement, or other permission to any third party with respect to any of BGI’s Intellectual Property.

(d) With respect to each item of Intellectual Property and except as set forth on Section 4.10(d) of the Disclosure Schedule, BGI possesses all right, title, and interest in and to the Intellectual Property free and clear of any security interest, license or other Encumbrance.

(e) BGI’s Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

(f) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is, to BGI’s Knowledge, threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property.

(g) Except as set forth on Section 4.10(g) of the Disclosure Schedule, BGI has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to BGI’s Intellectual Property.

4.11 Compliance. BGI is in compliance in all material respects with all federal, state, local and foreign Laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to BGI and its Business, assets and properties, except where such noncompliance would not have a Material Adverse Effect on BGI. BGI is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

4.12 Contracts.

(a)     Section 4.12(a) of the Disclosure Schedule contains an accurate and complete list of, and to the extent in writing, BGI has delivered to Mesa accurate and complete copies of:

(i)     each contract related to the Business other than written orders entered into in the Ordinary Course of Business for the sale of products or services of the Business; and

(ii)     each amendment, supplement, and modification in respect of any of the foregoing.

The foregoing contracts, along with contracts involving de minimus amounts entered into by BGI in the Ordinary Course of Business, are collectively referred to herein as the “Business Contracts”.

(b)     Except as set forth on Section 4.12(b) of the Disclosure Schedule:

(i)     each of the Business Contracts is in full force and effect, is valid and enforceable against BGI in accordance with its terms, and would not, if performed by BGI in accordance with its terms, violate any governmental authorization, legal requirement or order applicable to BGI as of the date hereof;

(ii)     except as set forth on Section 4.12(b)(ii) of the Disclosure Schedule, each Business Contract identified or required to be identified on Section 4.12(a) of the Disclosure Schedule is assignable by BGI to Mesa without the consent of any other Person;

(iii)     there exists no material default or breach on the part of BGI or any other party to any Business Contract, and BGI has not given or received any written notice, to BGI’s Knowledge, of any actual or alleged violation, breach or default under any Business Contract and there is no current dispute between BGI and any other party to any Business Contract regarding BGI’s or such other party’s performance under any Business Contract; and

(iv)     no material improvement, new product development, change in functionality, or other performance alteration is necessary for BGI to perform any Business Contract or outstanding warranty Liability with respect to any products or services of the Business.

4.13 Product Warranty. All of the products manufactured, sold, leased and delivered by BGI have conformed in all material respects with all applicable contractual commitments and all express warranties. BGI has no outstanding Liability for replacement or repair thereof or other damages in connection therewith except to the extent reflected in the Financial Statements or in the Ordinary Course of Business. All of the products manufactured, sold, leased and delivered by BGI are subject to BGI’s product warranties, a correct and complete copy of the current version of which is attached to Section 4.13 of the Disclosure Schedule. BGI has provided to Mesa all of the material terms and conditions of sale for products manufactured by BGI (containing applicable warranty and indemnity provisions). Except as set forth on Section 4.13 of the Disclosure Schedule, there are no warranties, commitments or obligations with respect to the return, repair or replacement of products manufactured, sold, leased or delivered by BGI. None of the products sold by BGI has been the subject of any replacement, field fix, retrofit, or modification pursuant to a recall campaign by BGI and no such campaign is currently being conducted or contemplated by BGI or is required to be conducted by any Governmental Authority.

4.14 Disclosure. To the Knowledge of BGI, no representation or warranty of BGI contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of BGI to Mesa pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide Mesa with full and proper information as to the business, financial condition, assets, liabilities, or results of operations of BGI.

4.15 No Additional Representations. BGI does not make any representations or warranties relating to the Purchased Assets or the Business in connection with the contemplated transactions other than those expressly set forth in this Agreement. Without limiting the generality of the foregoing, Mesa hereby acknowledges that, except as otherwise specifically provided in this Agreement, neither BGI, nor any of its officers, employees, or agents, nor the Shareholders has made any warranty regarding the physical condition of the Purchased Assets, including, but not limited to, any warranty of merchantability or warranty of suitability for a particular purpose, and Mesa hereby waives the implied warranty of merchantability, the implied warranty of suitability for a particular purpose, and all implied warranties related to the quality of or otherwise relating to the physical condition of the Purchased Assets, and except as otherwise expressly provided in this Agreement, the Purchased Assets will be delivered on an “AS-IS” and “WHERE-IS” basis.

ARTICLE V

Additional Agreements

5.1 Survival of the Representations and Warranties. The representations and warranties contained in this Agreement will survive the Closing Date and will continue in full force and effect for a period of one (1) year from the Closing Date (the “Cut Off Date”), except for claims for which written notice has been provided in accordance with this Article V and that are pending as of the Cut Off Date; provided, however, in the case of fraud, such representations and warranties shall survive for a period of five (5) years after the Closing Date.

5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement and the Disclosure Schedule shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made.

5.3 BGI’s Indemnification. Subject to the provisions of this Article V, Mesa agrees to indemnify and hold harmless BGI and each of BGI’s shareholders, directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages, including reasonable legal fees and expenses (a “BGI Loss”), which is caused by or arises out of: (a) any breach or default in the performance by Mesa of any covenant or agreement made by Mesa in this Agreement; (b) any breach of any representation or warranty made by Mesa in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.4 Mesa’s Indemnification. Subject to the provisions of this Article V, BGI and the Shareholders, jointly and severally, agree to indemnify and hold harmless Mesa, and each of its shareholders, directors, officers, employees, Affiliates and agents from and against any loss, claim, Liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Mesa Loss”) which is caused by or arises out of: (a) any breach or default in the performance by BGI or the Shareholders of any covenant or agreement made by BGI or the Shareholders in this Agreement; (b) any breach of any representation or warranty made by BGI or the Shareholders in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.5 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”. BGI Losses or Mesa Losses are referred to herein as “Losses”.

   (a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any Liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give written notice as soon as practicable to the Indemnifying Party after the Indemnified Party becomes aware of any fact, event or condition which may give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

   (b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed in a commercially diligent manner to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

   (c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

   (d) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification and provided that the Indemnifying Party is responsible under Subsection (b) above for the fees of the Indemnified Party’s separate legal counsel, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a Liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

5.6 Limitations on Indemnification Obligations.

(a) The maximum aggregate indemnification for all Losses of an Indemnified Party shall be limited to One Million Dollars ($1,000,000). The maximum aggregate indemnification of an Indemnified Party shall be net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Loss. The Indemnified Party shall in a timely fashion submit a claim to its insurance carrier with respect to any Losses for which the Indemnifying Party is obligated to provide indemnification hereunder.

(b) An Indemnifying Party shall not be obligated to indemnify against Losses of the Indemnified Party until the aggregate amount of Losses exceeds One Hundred Thousand Dollars ($100,000) (the “Indemnification Threshold”), in which event the Indemnified Party shall be entitled to such indemnification from the Indemnifying Party for all Losses in excess of the Indemnification Threshold; provided, however, that the Indemnification Threshold shall not apply to Losses which are caused by or arise out of any fraudulent act of the Indemnifying Party or Losses that are caused by or arise out of any intentional breach in the performance by the Indemnifying Party of any covenant or agreement made by the Indemnifying Party in this Agreement.

(c) The obligations of indemnification contained herein shall survive Closing for a period of one (1) year after the Closing Date.

5.7 Employees.

(a) BGI will use all commercially reasonable efforts to cause its employees who are employed or retained in the operation of the Business, including the employees set forth on Section 4.7 of the Disclosure Schedule, to make available their employment services to Mesa. Mesa shall make offers of employment to all employees of BGI immediately after Closing at terms commensurate with their current position, salary and benefits at BGI. Subject to applicable Law, Mesa will have reasonable access to the personnel records (including without limitation performance appraisals, disciplinary actions, and grievances) of BGI for the purpose of preparing for and conducting employment interviews with any or all of such employees. Such employees who accept Mesa’s offer of employment (the “Hired Employees”) effective as of the Closing shall become employees of Mesa. The Hired Employees shall be entitled to a transfer of tenure for prior employment with BGI for the purpose of computing health and other benefits. Prior to the Closing, BGI will provide or cause the Hired Employees to provide to Mesa completed I-9 forms and attachments with respect to all Hired Employees. All Hired Employees shall cease to be employees of BGI as of the Closing.

(b) Mesa will set its own initial terms and conditions of employment for the Hired Employees and others it may hire, including without limitation work rules, benefits and salary and wage structure, all as permitted by applicable Law.

(c) It is understood and agreed that (i) Mesa’s expressed intention to extend offers of employment as set forth in this Section will not constitute a contract (express or implied) on the part of Mesa to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Mesa may establish pursuant to individual offers of employment and (ii) employment offered by Mesa is “at will” and all Hired Employees will remain at will employees and the employment of such Hired Employees may be terminated by Mesa or by the Hired Employee at any time for any reason. For the avoidance of doubt, nothing in this Agreement will be deemed to prevent or restrict in any way the right of Mesa to terminate, reassign, promote or demote any of the Hired Employees after the Closing, or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

(d) From and after the Closing, BGI will remain solely responsible for all liabilities to or in respect of its employees and former employees, including Hired Employees, and beneficiaries and dependents of any such employee or former employee, relating to or arising in connection with or as a result of: (i) BGI employment of any such employee or former employee, or (ii) accrued but unpaid salaries, wages, bonuses, incentive compensation, severance, or other compensation or payroll items as a result of employment by BGI.

(e) From and after the Closing, BGI will remain solely responsible for all liabilities to or in respect of the Hired Employees and their beneficiaries or dependents relating to or arising in connection with any claims, whether such claims are asserted before, on or after the Closing Date, for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon an occurrence before the Closing Date (including claims for continuing treatment in respect of any illness, accident, disability, condition or confinement which occurs or commences before the Closing Date).

(f) From and after the Closing, Mesa will be solely responsible for all liabilities to or in respect of the Hired Employees, and beneficiaries and dependents of any such Hired Employees, relating to or arising in connection with or as a result of: (i) Mesa’s employment of any such Hired Employee or the actual or constructive termination of any such Hired Employee (including the payment of any termination, notice, severance or similar payments and the provision of health plan continuation coverage in accordance with the requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code), or (ii) accrued but unpaid salaries, wages, bonuses, incentive compensation, or other compensation or payroll items as a result of employment by Mesa, including, but not limited to, vacation time accrued while in the employ of BGI but not yet taken by the Hired Employees.

(g) From and after the Closing, Mesa will be solely responsible for all liabilities to or in respect of the Hired Employees and their beneficiaries or dependents relating to or arising in connection with any claims for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon an occurrence on or after the Closing Date (including claims for continuing treatment in respect of any illness, accident, disability, condition or confinement which occurs or commences on or after the Closing Date).

5.8 Future Mesa Actions. Under no circumstances shall BGI or the Shareholders have any liability of any nature whatsoever for any act or omission of Mesa concerning the Purchased Assets after the Closing, including, without limitation, with respect to any combination of the Purchased Assets with any Affiliate of Mesa affecting any EPA designations included in the Purchased Assets or otherwise.

5.9 Robert Gussman. After the Closing, the role of Robert Gussman with respect to the Purchased Assets and Mesa shall be to provide consulting services to facilitate transfer of the assets and transition of the Business to Mesa, for a maximum term of six (6) months, at a rate of compensation agreeable to both Parties. The number of hours per week of such consultancy shall be between zero (-0-) and twenty (20), under a schedule that is mutually agreeable to both Mesa and Robert Gussman. Either party may terminate the consultancy arrangement with or without cause and without prior notice to the other party.

5.10 Continued Manufacture. Mesa warrants that, for a minimum period of two (2) years after the Closing Date, it will continue to manufacture and service products previously manufactured and serviced by BGI which are relied upon by the Environmental Protection Agency and designated as standards, and will also continue to supply calibration products previously manufactured by BGI which are the principal choice of the Environmental Protection Agency for its use. Mesa shall be fully responsible for any failure to continue to effectuate such supply and service.

ARTICLE VI

Closing; Deliveries; Conditions Precedent

6.1 Closing. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

6.2 Deliveries.

(a) At the Closing, Mesa shall deliver the following:

(i) the Closing Payment, as provided by Section 2.5(a)(i);

(ii) a certificate to BGI, dated as of the Closing Date, of an officer of Mesa setting forth that authorizing resolutions were adopted by Mesa’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, along with an executed copy of the foregoing authorizing resolutions attached thereto;

(iii) a fully executed assignment and assumption agreement to BGI executed by Mesa whereby Mesa assumes all of the Assumed Liabilities and BGI assigns all of the Purchased Assets that are intangible personal property in the form of Exhibit C attached hereto and made a part hereof (the “Assignment and Assumption Agreement”);

(iv) the fully-executed Lease in the form of Exhibit F attached hereto and made a part hereof (the “Lease”); and

(vii) such other documents and instruments as required to be delivered by Mesa pursuant to this Agreement or as BGI may reasonably request.

(b) At Closing, BGI shall deliver or cause to be delivered the following documents to Mesa:

(i) a bill of sale for all of the Purchased Assets that are tangible personal property in the form of Exhibit B attached hereto and made a part hereof (the “Bill of Sale”) executed by BGI;

(ii) the Assignment and Assumption Agreement executed by BGI;

(iii) a certificate, dated as of the Closing Date, of an officer of BGI setting forth that authorizing resolutions were adopted by BGI’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, along with an executed copy of the foregoing authorizing resolutions attached thereto;

(iv) assignments of all BGI Intellectual Property assets in the form of Exhibit D attached hereto and made a part hereof executed by BGI;

(v) noncompetition, nondisclosure and nonsolicitation agreements executed by the Shareholders, in the form of Exhibit E;

(vi) the Lease executed by the owner of the real estate covered by the Lease;

(vii) such other deeds, bills of sale, assignments, consents to assignments, certificates of title, and other instruments of transfer and conveyance (including with respect to Governmental Authorizations included in the Purchased Assets) as may reasonably be requested by Mesa, each in form and substance satisfactory to Mesa and executed by BGI and, as the case may be, Third Parties; and

6.3 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the Parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

6.4 Conditions to Closing.

(a)      Mesa’s obligation to purchase the Purchased Assets and to take the other actions required to be taken by Mesa at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Mesa, in whole or part):

(i)     All of BGI’s and Shareholders’ representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually) shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the closing as if then made, and Mesa shall receive a certification of BGI and the Shareholders, dated the Closing Date, and executed by BGI’s authorized officer, and by each Shareholder to each such effect.

(ii)     All of the covenants and obligations that BGI and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

(iii)     BGI and Shareholders shall have delivered to Mesa all of the documents and items required to be delivered under Section 6.2(b).

(iv)     There shall not have occurred any event that has caused a Material Adverse Effect.

(v)     Mesa shall have received financing from a financial institution of its choice, in such amount and on such terms as it deems reasonably necessary, in its sole discretion, in order for Mesa to consummate the transactions contemplated by this Agreement and to fund its working capital requirements after the Closing.

(vi)     There shall not have been commenced or threatened against Mesa any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions contemplated hereby.

(b)     BGI’s obligation to sell the Purchased Assets and its and the Shareholders’ obligations to take other actions required to be taken by BGI and the Shareholders at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by BGI and Shareholders, in whole or part):

(i)     All of Mesa’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually) shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the closing as if then made, and BGI shall receive a certification of Mesa, dated the Closing Date, and executed by Mesa’s authorized officer to each such effect.

(ii)     All of the covenants and obligations that Mesa is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

(iii)     Mesa shall have delivered to BGI all of the documents and items required to be delivered under Section 6.2(a).

(iv)     There shall not have been commenced or threatened against BGI, or against any Shareholder, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions contemplated hereby.

ARTICLE VII

Covenants

7.1 General Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the sale contemplated by this Agreement, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request and expense of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which (i) is generally available to the public immediately prior to the time of disclosure or (ii) is or becomes available to the receiving Party on a nonconfidential basis from a third party who, to the best of such receiving Party’s knowledge, is not prohibited from disclosing such information to such receiving Party by a legal, contractual or fiduciary obligation to the affected Party.

7.2 General. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article V).

7.3 Bulk Sales Law. Mesa and BGI shall comply with the provisions of any Laws or Tax Laws with respect to bulk transfers in connection with the transactions contemplated by this Agreement. Mesa and BGI shall cooperate with each other in completing and simultaneously filing any forms, along with withholding from the Closing Payment any funds then required to be withheld to pay bulk transfer Taxes.

ARTICLE VIII

Miscellaneous

8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the Parties at the addresses as follows (or at such other addresses as shall be specified by the Parties by like notice):

If to Mesa:	Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228

Attn: John J. Sullivan
President and CEO

With Copy to:	Helene Leone
General Counsel

Telephone: 303-987-8000
Facsimile: 303-987-8989

If to BGI or the
Shareholders:	Robert and Getrude Gussman
287 Langley Road, Unit 19
Newton, Massachusetts 02459

Telephone: 617-467-4663

With a copy to:	Nixon Peabody LLP
100 Summer Street
Boston, Massachusetts 02110-2131

Attn: Richard M. Stein

Telephone: 617-345-6193
Facsimile: 866-382-6139

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein contain every obligation and understanding between the Parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the Parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

8.3 Binding Effect. Subject to Section 8.4 below, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

8.4 Assignment. This Agreement may not be assigned by any Party without the written prior consent of the other Party. Notwithstanding anything set forth herein to the contrary, as security for certain obligations Mesa has to JPMorgan Chase Bank, N.A., Mesa may assign to JPMorgan Chase Bank, N.A., without the consent of the other Party, its rights and remedies with respect to any of the representations, warranties, covenants and indemnities of BGI and the Shareholders and/or all of its other rights under this Agreement and the other documents executed in connection herewith.

8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the Party hereto entitled to the benefit thereof. Any such waiver or extension shall be evidenced by an instrument in writing executed on behalf of the Party against whom such waiver or extension is sought to be charged. No waiver by any Party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such Party’s rights under such provisions at any other time or a waiver of such Party’s rights under any other provision of this Agreement. No failure by any Party thereof to take any action against any breach of this Agreement or default by another Party shall constitute a waiver of the former Party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other Party. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto.

8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

8.8 Expenses. Except as otherwise provided herein, each Party agrees to pay, without right of reimbursement from the other Party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such Party in connection herewith.

8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the Parties hereunder, the prevailing Party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the Parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the Parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the Laws of the State of Colorado, without reference to the choice of law principles thereof.

8.14     Participation of Parties. The Parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

8.15 Further Assurances. The Parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the Purchase Assets free and clear of any liens or Encumbrances.

8.16 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both Mesa and BGI as to form, content, timing and manner of distribution; provided, however, that Mesa may make such disclosure as is and to the extent required by applicable law or the rules of the Nasdaq Stock Market.

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IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the day and year first above written.

MESA LABORATORIES, INC.		BGI, INCORPORATED

By:	/s/ John J. Sullivan	By:	/s/ Gertrude Gussman
	John J. Sullivan		Gertrude Gussman
	President and CEO		President

Date:	April 15, 2014	Date:	April 15, 2014

BGI INSTRUMENTS INC.

By:	/s/ Gertrude Gussman
Gertrude Gussman
President

Date:	April 15, 2014

SHAREHOLDERS (Only with respect to Article IV, Sections 5.4, 5.5, and 5.6)

/s/ Robert Gussman
Robert Gussman

Date:	April 15, 2014

/s/ Gertrude Gussman
Gertrude Gussman

Date:	April 15, 2014

[Signature Page to Asset Purchase Agreement]